Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Energy Services of America Corporation of our report dated January 16, 2024, relating to the consolidated financial statements of Energy Services of America Corporation, appearing in the Annual Report on Form 10-K for the year ended September 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania

June 7, 2024